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                    EXCHANGE AND NOTE PREPAYMENT AGREEMENT


    THIS EXCHANGE AND PREPAYMENT AGREEMENT (the "Agreement") is entered into effective as of September 17, 1997 by and among Host Funding, Inc., a Maryland corporation ("Host Funding") and Guy and Dorothy Hatfield (collectively, the "Hatfields").

                                    RECITALS

    A. The Hatfields and AAG executed that certain Promissory Note dated April 1, 1995 payable to Host Funding in the principal amount of $1,805,675 (the "Hatfield Note"). The Hatfield Note bears interest at the rate of 12% quarterly with all outstanding principal and accrued interest being due and payable on March 31, 2000.

    B. In December 1996, All American Group, Ltd., a Delaware limited partnership, transferred all of its interest, consisting of 140,000 shares of Class A Common Stock and 90,000 shares of Class B Common Stock in Host Funding to the Hatfields. The Hatfields acquired the stock subject to the obligations to repay the Hatfield Note to Host Funding.

    C. The Hatfields currently own 140,000 shares of Class B Common Stock of Host Funding (the "Class B Common"). The 140,000 shares of the Class B Common owned by the Hatfields represents all of the issued and outstanding shares of Class B Common of Host Funding. The Hatfield Note is secured by
(i) 90,000 shares of the Class B Common and (ii) 190,000 shares of the Class A Common Stock of Host Funding held by the Hatfields (collectively, the "Pledged Shares"), as more particularly described in that certain Assignment Separate From Certificate attached hereto as Exhibit A.

    D. The Hatfields desire to prepay the Hatfield Note and in connection with such prepayment to exchange the Class B Common for shares of the Class A Common Stock of Host Funding (the "Class A Common").

    E. Host Funding desires to accept such prepayment and to exchange the Class A Common for the Class B Common, all upon the terms and conditions set forth in this Agreement.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties to this Agreement hereby agree as follows:

    1. EXCHANGE OF SHARES. In consideration for the prepayment of the Hatfield Note, Host Funding agrees to issue to the Hatfields 140,000 shares of Class A Common in exchange for the 140,000 shares of Class B Common held by the Hatfields. The parties acknowledge and agree that the shares of Class A Common Stock issued to the Hatfields will be deemed restricted securities under the Securities Act of 1933 (the "Act") and will therefore be subject to the resale provisions of Rule 144 promulgated under the Act.

    2.   PREPAYMENT OF HATFIELD NOTE.  Simultaneously with and as a condition

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precedent to the obligations of each of the parties to consummate the exchange of shares described in Section 1 above, the Hatfields agree to make a cash prepayment in the amount of $874,325 on the outstanding principal balance on the Hatfield Note as of the date of the funding of the loan described in greater detail below. The parties acknowledge and agree that said cash prepayment of the Hatfield Note shall be conditioned upon the closing of a loan to the Hatfields from a third party lender in the amount of at least $935,000 for a one year period on terms no less favorable than at prime plus 3% at a cost of 6% points (the "Secured Loan"). The Hatfields agree to pay up to 6% of the closing points payable on the Secured Loan in exchange for a $25,675 credit as set out below which credit shall be deemed earned upon receipt by Host Funding of the $874,325 loan. Accordingly, after payment of the loan the outstanding principal balance of the loan shall be $900,000.

    In addition, if the third party lender charges a prepayment penalty in the nature of a yield maintenance not to exceed 3% times the principle balance of the Secured Loan for the one year term of the Secured Loan when the Secured Loan is no longer outstanding, Host Funding has agreed to pay said prepayment penalty if the Hatfields sell their Host Funding shares at a price less than $10.00 per share to pay off the Secured Loan; but if the Hatfields sell the Host Funding shares at more than $10.00 per share to pay off the Secured Loan, then the Hatfields shall bear the full cost of such penalty. The Hatfields further agree to pledge up to 285,000 shares of their Class A Common Stock as security for the repayment of the Secured Loan.

    3.   IN-KIND EXCHANGE.   Simultaneously with the exchange of shares
described in Section 1 above, and the cash prepayment of $874,325 and the $25,675 credit earned by the Hatfields described in Section 2 above, the Hatfields will deliver to Host Funding 90,000 shares of the 140,000 shares of Class A Common received by the Hatfields pursuant to the exchange described in Section 1 above. Such delivery of the 90,000 shares to Host Funding shall constitute prepayment of the remaining $900,000 outstanding principal balance due on the Hatfield Note, since the parties agree to value the 90,000 shares at $10.00 per share and since the remaining balance on the Note is $900,000 after prepayment of the note as described section 2 above. Upon receipt by Host Funding of the cash payment described in Section 2 above and the 90,000 shares of Class A Common Stock described in this Section, Host Funding will cancel all accrued interest on the Hatfield Note and return the Hatfield Note to the Hatfields marked "Paid in Full".

    4. REPRESENTATIONS AND WARRANTIES OF THE HATFIELDS. The Hatfields hereby represent and warrant to Host Funding, as follows:

    (A)  As of the date of the exchange of the Class B Common as provided in
Section 1 above, the Hatfields are the owners of 50,000 shares of the Class B Common free and clear of any and all liens, claims, encumbrances, proxies or rights of first refusal, subject to the release of the lien held by Caruthersville Bank with respect to such shares;

    (B)  As of the date of the exchange of the Class B Common as provided in
Section 1 above, the Hatfields are the owners of 90,000 shares of the Class B Common free and clear of any and all liens, claims, encumbrances, proxies or rights of first refusal, subject to the release of the lien held by Host Funding with respect to such shares;

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    (C)  This Agreement has been duly authorized, executed and delivered by the Hatfields and constitutes the legal, valid and binding obligation of the Hatfields enforceable against the Hatfields in accordance with its terms.

    5.   REPRESENTATIONS AND WARRANTIES OF HOST FUNDING.   Host Funding
represents and warrants that this Agreement has been duly authorized, executed and delivered by Host Funding and constitutes the legal, valid and binding obligation of Host Funding enforceable against Host Funding in accordance with its terms.

    6. FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such acts and things, all as any party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

    7.   General.

    (A) The parties hereby confirm and ratify the matters contained and referred to in the recitals to this Agreement and agree that the same are expressly incorporated into this Agreement.

    (B) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes all prior and contemporaneous agreements, understandings and negotiations, whether oral or written.

    (C) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties hereto submit to the jurisdiction of the Courts of the State of Texas in and for the County of Dallas in connection with any dispute under this Agreement.

    (D)  Time shall be of the essence of this Agreement.

    (E) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

    (F) This Agreement may be signed or executed in separate counterparts and the signing or execution of each counterpart shall have the same effect as the signing or execution of a single original document.

    (G) Representations and warranties of the parties hereto shall survive the closing of the transactions contemplated herein.

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    IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.

                             HOST FUNDING, INC.


                             By:  /s/ Michael S. McNulty
                                ---------------------------------
                                  Michael S. McNulty, President



                             /s/ Guy E. Hatfield
                             ------------------------------------
                             Guy E. Hatfield



                             /s/ Dorothy Hatfield
                             ------------------------------------
                             Dorothy Hatfield





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